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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 19, 2004

                              BRE Properties, Inc.
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             (Exact name of registrant as specified in its charter)

          Maryland                      1-14306                  94-1722214
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(State or other jurisdiction       (Commission File             (IRS Employer
     of incorporation)                  Number)              Identification No.)

44 Montgomery Street, 36th floor, San Francisco, CA              94104-4809
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(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (415) 445-6530

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          (Former name or former address if changed since last report)

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Item.5    On  February  19,  2004,  we  announced  that our  board of  directors approved regular common and preferred stock dividends for the quarter ended March 31, 2004.

          The common dividend of $0.4875 per share will be payable on March 31, 2004 to shareholders of record as of March 15, 2004. The quarterly dividend payment is equivalent to $1.95 per share on an annualized basis, and an approximate 5.9% annualized yield, based on yesterday's closing share price of $33.00. The first quarter 2004 common dividend level is consistent with quarterly dividends paid to common shareholders in 2003. BRE has paid uninterrupted quarterly dividends to shareholders since the company's founding in 1970.

          The preferred dividend of $0.505 per share on BRE 8.08% Series B Cumulative Redeemable Preferred Stock also will be payable on March 31, 2004 to shareholders of record as of March 15, 2004.

          About BRE Properties

          BRE Properties--a real estate investment trust--develops, acquires and manages apartment communities convenient to its Customers' work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 84 apartment communities totaling 23,493 units in California, Arizona, Washington, Oregon, Utah and Colorado. The company currently has seven other apartment communities in various stages of development and construction, totaling 1,388 units, and joint venture interests in two additional apartment communities, totaling 488 units.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         (Registrant)

                  Date: February 19, 2004        By:  /s/ Edward F. Lange, Jr.
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